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                                                                    EXHIBIT 23.1

         After the stock split discussed in Note 15 to the MDMI Holdings, Inc.'s consolidated financial statements is effected, we expect to be in a position to render the following audit report.

/s/ Arthur Andersen LLP

January 31, 2001


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this registration statement.